LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS 130/30 U.S. LARGE
CAP EQUITY FUND


Sub-Item 77Q1

Registrant incorporates by reference
Registrant's Amended and Restated
Designation of Series of Shares of
Beneficial Interests in the Trust
effective as of August 9, 2007
and filed August 24, 2007.
(Accession No. 0001193125-07-189016)